Exhibit 4.1

Execution Version

Registration Rights Agreement Memorandum of Understanding

This Registration Rights Agreement Memorandum of Understanding (this “MOU”), dated as of September 21, 2014, is entered into by and among (i) TTM Technologies, Inc., a Delaware corporation (together with any successor entity thereto, “Parent”), (ii) Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P. and HM 4-EQ (1999) Coinvestors, L.P. (together, the “HM Funds”), and (iii) GSC Recovery II, L.P. and GSC Recovery IIA, L.P. (together, the “BD Funds”). Each of Parent, the HM Funds and the BD Funds are sometimes referred to herein as a “Party” and collectively as the “Parties.”

Reference is hereby made to that certain Registration Rights Agreement, dated as of April 9, 2010, (the “Tang Agreement”) by and among Parent, Su Sih (BVI) Limited (“SSL”) and Tang Hsiang Chien (collectively with SSL, the “Tangs”). Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to them in the Tang Agreement.

1.	Registration Rights Agreements

Prior to the Closing (as defined in that certain Agreement and Plan of Merger, of even date herewith, among Viasystems Group, Inc., a Delaware corporation, Parent, and Vector Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Agreement”)), the Parties will enter into a registration rights agreement, substantially in the form of the Tang Agreement with such changes and modifications as contemplated by Sections 2, 3, 4 and 5 herein and such other reasonable changes and modifications as the Parties may mutually agree (including such changes as appropriate to reflect the structure of the HM Funds and the BD Funds) (such execution version of the registration rights agreement, the “Final Agreement”); provided that for the HM Funds and the BD Funds, the definition of “Registrable Securities” in the Final Agreement will not include clauses (ii), (iii) and (iv) of the second sentence of that definition in the Tang Agreement.

2.	HM/BD Priority Period. The Final Agreement shall provide for a priority period of 90 days commencing when Parent files its required Form 8-K regarding consummation of the Merger (as defined in the Merger Agreement) that includes required historical and pro forma financial statements (such period, the “HM/BD Priority Period”). During the HM/BD Priority Period and, if the HM Funds or the BD Funds have exercised the demand registration right contemplated by Section 2(a) below, following the HM/BD Priority Period until the completion of such offering:

(a)	Each of the HM Funds and the BD Funds shall be entitled to exercise a single demand registration right for their resale of shares, including in an underwritten public offering that Parent will support (including through participation of the CEO and CFO in road shows);

(b)	Each of the Tangs (on behalf of itself and its affiliates, transferees, successors and assigns) has agreed not to make a registration demand, and Parent shall not permit the exercise by the Tangs of a registration demand;

(c)	Parent shall otherwise provide for “clear markets”; and

(d)	The Tangs (as well as the HM Funds and the BD Funds) will have piggyback registration rights relating to any demand by the HM Funds or the BD Funds. If the underwriters limit the number of shares that may be included for any reason and the Tangs have exercised their piggyback registration rights, then each of the Tangs, the HM Funds and the BD Funds will be cut back in proportion to their ownership.

3.	Subsequent to the HM/BD Priority Period. Following the HM/BD Priority Period:

(a)	For a period of 2 years after the conclusion of the HM/BD Priority Period, each of the HM Funds and the BD Funds shall continue to have its single demand registration right unless exercised during the HM/BD Priority Period;

(b)	If the HM Funds or the BD Funds are cut back pursuant to Section 2(d) above, then for a period of 2 years after the conclusion of the HM/BD Priority Period each of the HM Funds and the BD Funds shall be entitled to one additional demand registration right;

(c)	For a period of 2 years after the conclusion of the HM/BD Priority Period, the HM Funds and the BD Funds will be entitled to exercise piggyback registration rights, including with respect to underwritten offerings initiated by Parent or the Tangs;

(d)	If the underwriters limit the number of shares that may be included in any underwritten offering of Parent shares pursuant to a registration demand by the HM Funds or the BD Funds, (i) the Tangs will be cut back before any required reduction of shares to be registered by the HM Funds or the BD Funds, and (ii) any required cut back of the HM Funds or the BD Funds will be proportional to their ownership; and

(e)	If the underwriters limit the number of shares that may be included in any underwritten offering of Parent shares pursuant to a registration demand by the Tangs or the Parent, the HM Funds and the BD Funds will be cut back first (in proportion to their ownership) before any required reduction of shares to be registered by the Tangs.

4.	Expenses

Parent shall bear and pay all registration expenses (including road show expenses) related to the exercise of rights under the Final Agreement, except that each of the HM Funds and the BD Funds shall bear and pay (a) all fees and expenses of its respective legal counsel or other advisors and its other respective out-of-pocket expenses, (b) underwriting discounts and brokerage commissions attributable to the sale of their respective shares, and (c) commissions, fees, discounts, transfer taxes or stamp duties and expenses of any underwriter or placement agent applicable to their respective shares.

5.	Holdback Period.

During the Holdback Period, any of the HM Funds or the BD Funds will not be permitted to transfer shares to the limited or general partners or members of such HM Funds or BD Funds.

6.	Miscellaneous

(a)	Termination. This MOU shall survive the Closing. Unless the Closing occurs, this MOU shall terminate automatically (i) as to the HM Funds, upon the termination of that certain Voting Agreement, of even date herewith, by and among Parent and the HM Funds (the “HM Voting Agreement”), (ii) as to the BD Funds, upon termination of that certain Voting Agreement, of even date herewith, by and among the Parent and the BD Funds (the “BD Voting Agreement”), and (iii) in its entirety upon the termination of both the HM Voting Agreement and the BD Voting Agreement.

(b)

Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Parties if a Party hereto fails to comply with any of the obligations imposed by this MOU, that every such obligation is material and that, in the event of any such failure, the other Parties will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Parties have an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with another Party’s seeking or obtaining such equitable relief.

(c)	Entire Agreement. This MOU supersedes all prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This MOU may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the Parties hereto. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

(d)	Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(d)):

If to Parent:

TTM Technologies, Inc. 1665 Scenic Avenue, Suite 250 Costa Mesa, California 92626 Attention: Thomas T. Edman Facsimile: (714) 784-3712 Email: tom.edman@ttmtech.com

With a copy to:

Greenberg Traurig, LLP 2375 E. Camelback Road, Suite 700 Phoenix, Arizona 85016
Attention:	Bruce E. Macdonough
Brian H. Blaney
Facsimile:	(602) 445-8618
Email:	macdonoughb@gtlaw.com
blaneyb@gtlaw.com

If to the HM Funds:

c/o Kainos Capital LLC 2100 McKinney Avenue, Suite 1600 Dallas, Texas 75201
Attention: David W. Knickel
Facsimile: (214) 720-7888
Email: dknickel@kainoscapital.com

With a copy to:

Vinson & Elkins LLP 3700 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201
Attention: Robert L. Kimball
Facsimile: (214) 999-7860
Email: rkimball@velaw.com

If to the BD Funds:

c/o Black Diamond Capital Management, L.L.C. One Sound Shore Drive, Suite 200 Greenwich, Connecticut 06830
Attention: Legal Department

With a copy to:

Latham & Watkins, LLP 885 Third Avenue New York, New York 10022-4834 Attention: Stephen B. Amdur Facsimile: (212) 751-4864 Email: stephen.amdur@lw.com

(e)	Governing Law.

(i)	This MOU shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(ii)	All actions arising out of or relating to this MOU shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The Parties hereby (i) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any action arising out of or relating to this MOU brought by any party and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action is brought in an inconvenient forum, that the venue of such action is improper, or that this MOU or the Transactions may not be enforced in or by any of the above-named courts. Each of the Parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 6(d) or such other manner as may be permitted by law shall be valid and sufficient service of process.

(iii)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS MOU IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS MOU. EACH PARTY TO THIS MOU CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS MOU BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e)(iii).

(f)	Enforceability. If any term or provision of this MOU is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this MOU or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this MOU so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

(g)	Counterparts. This MOU may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(h)	Further Assurances. The Parties shall execute such further documents and take such further actions as may be reasonably necessary to implement and carry out the intent of this MOU.

(i)	Headings. All section headings herein are for convenience of reference only and are not part of this MOU, and no construction or reference shall be derived therefrom.

(j)	No Assignment. No party to this MOU may assign any of its rights or obligations under this MOU without the prior written consent of the other Parties. Any assignment contrary to the provisions of this Section 6(j) shall be null and void.

(k)	Third Parties. Notwithstanding anything contained in this MOU to the contrary, nothing in this MOU, expressed or implied, is intended to confer on any person (other than the successors and permitted assigns of the Parties) any rights, remedies, obligations or liabilities under or by reason of this MOU.

(l)	Several Obligations. The rights and obligations of each of the Parties under this MOU shall be several and not joint. All references to actions to be taken by the Parties under this MOU refer to actions to be taken by the Parties acting severally and not jointly.

[signature pages follow]

The Parties have caused this MOU to be executed as of the date first written above.

TTM TECHNOLOGIES, INC.

By:	/s/ Thomas T. Edman
Name:	Thomas T. Edman
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement Memorandum of Understanding]

HM FUNDS:
HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

By:	HM3/GP Partners, L.P., its general partner

By:	Hicks, Muse GP Partners III, L.P., its general partner

By:	Hicks, Muse Fund III Incorporated, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

HMTF EQUITY FUND IV (1999), L.P.

By:	HM4/GP (1999) Partners, L.P., its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Partners IV, LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

HM3 COINVESTORS, L.P.

By:	Hicks, Muse GP Partners III, L.P., its general partner

By:	Hicks, Muse Fund III Incorporated, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

[Signature Page to Registration Rights Agreement Memorandum of Understanding]

HMTF PRIVATE EQUITY FUND IV (1999), L.P.

By:	HM4/GP (1999) Partners, L.P., its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Partners IV, LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

HICKS, MUSE PG-IV (1999), C.V.

By:	HM Equity Fund IV/GP Partners (1999), C.V., its general partner

By:	HM GP Partners IV Cayman, L.P., its general partner

By:	HM Legacy LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

HM 4-EQ (1999) COINVESTORS, L.P.

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Fund IV, LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

[Signature Page to Registration Rights Agreement Memorandum of Understanding]

HM 4-P (1999) COINVESTORS, L.P.

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Fund IV, LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

[Signature Page to Registration Rights Agreement Memorandum of Understanding]

BD FUNDS:

GSC RECOVERY II, L.P.

By:	GSC Recovery II GP, L.P., its general partner

By:	GSC RII, LLC, its general partner

By:	GSC ACQUISITION HOLDINGS, L.L.C., its managing member

By:	GSC MANAGER, LLC, its manager

By:	BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C., its member

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

GSC RECOVERY IIA, L.P.

By:	GSC Recovery IIA GP, L.P., its general partner

By:	GSC RIIA, LLC, its general partner

By:	GSC ACQUISITION HOLDINGS, L.L.C., its collateral manager

By:	GSC MANAGER, LLC, its manager

By:	BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C., its member

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

[Signature Page to Registration Rights Agreement Memorandum of Understanding]